Exhibit 99.1

CONTACTS:	Dennis Oates	Michael Bornak	June Filingeri
	Chairman,	VP Finance, CFO	President
	President and CEO	and Treasurer	Comm-Partners LLC
	(412) 257-7609	(412) 257-7606	(203) 972-0186

FOR IMMEDIATE RELEASE

UNIVERSAL STAINLESS REPORTS PRELIMINARY THIRD QUARTER 2013 RESULTS

- Full third quarter results to be reported on November 4, 2013

BRIDGEVILLE, PA, October 28, 2013 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) announced today that, based on preliminary results, it expects net sales for the third quarter of 2013 to approximate $48 million. The Company also expects to incur a net loss of approximately $1.7 million, or $0.24 to $0.26 per diluted share, for the third quarter of 2013.

Cash flow from operations is expected to increase to approximately $11 million for the third quarter of 2013, reflecting the Company’s progress in reducing both inventory and long-term debt levels.

Chairman, President and CEO Dennis Oates commented: “There was welcome improvement in our sales from the 2013 second quarter reflecting sequential growth in shipment volume to all our end markets with the exception of heavy equipment. At the same time, a shift in sales mix, lower surcharges and reduced fixed cost absorption negatively impacted our profitability. We did see some pick-up in order entry starting in September and into October. We expect these increased orders to mostly benefit early 2014 as we still see additional short term inventory destocking and normal year-end inventory management occurring through the fourth quarter.”

Third Quarter 2013 Conference Call Details:

The Company plans to report full financial results for the third quarter of 2013 on Monday, November 4, 2013. In conjunction with the earnings release, the Company will host a conference call at 10:00 a.m. (Eastern) on November 4th. The call will be webcast simultaneously for all interested parties over the Internet.

Listeners can access the conference call live at www.univstainless.com. Please allow 5 minutes prior to the call to visit the site to download and install any necessary audio software. After the call has taken place, its archived version will be available at this web site through the end of the fourth quarter.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA., manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil & gas and heavy equipment manufacturing. Established in 1994, our experience, technical expertise, and dedicated workforce stand committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

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